Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) dated January 30, 2018 pertaining to the 2016 Equity Incentive Plan and the 2018 Omnibus Incentive Plan of ADT Inc., of our reports dated October 23, 2015 and April 30, 2015, with respect to the consolidated financial statements of Alarm Security Holdings LLC included in ADT Inc.’s Registration Statement (Form S-1 No. 333-222233) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Baltimore, Maryland

January 30, 2018